UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2020, Aptevo Therapeutics Inc. (“ATI”) entered into an LLC Purchase Agreement (the “Purchase Agreement”) with Medexus Pharma, Inc. (“Medexus”), pursuant to which ATI sold all of the issued and outstanding limited liability company interests of Aptevo BioTherapeutics LLC (“Aptevo BioT”), a wholly owned subsidiary of ATI (the “Sale”). On the same date, the closing under the Purchase Agreement occurred. As a result of the Sale, Medexus acquired IXINITY (coagulation factor IX (recombinant)), a medicine used to replace a clotting factor that is missing in adults and children with hemophilia B (the “Product”), which was approved by the FDA in April 2015 in the United States for the control and prevention of bleeding episodes and for perioperative management in adults and children twelve (12) years of age or older with hemophilia B.

As consideration for the Sale, at closing ATI received an amount equal to thirty million dollars ($30 million) in cash, subject to certain customary adjustments in respect of ATI’s estimates of cash, indebtedness, working capital and transaction expenses of Aptevo BioT as of the closing (the “Closing Consideration”). Such Closing Consideration will be subject to a final post-closing adjustment pursuant to the terms of the Purchase Agreement. Medexus deposited nine hundred and twelve thousand five hundred dollars ($912,500) with an escrow agent (i) to fund potential payment obligations of ATI with respect to the final post-closing adjustment and (ii) to fund potential post-closing indemnification obligations of ATI.

ATI may also receive, subject to the terms and conditions set forth in the Purchase Agreement, a payment equal to a low-single digit percentage of the net sales of the Product in the United States and Canada during each three (3) month period ending March 31, June 30, September 30 and December 31 of each year (a “Deferred Payment Period”), with such payment increasing to a mid-single digit percentage of net sales commencing with the first Deferred Payment Period beginning after the earlier of completion of the United States pediatric trial for the Product, or June 30, 2022 (each such payment, a “Deferred Payment”), which Deferred Payments will continue until the earlier of (i) the end of the Deferred Payment Period in which the fifteenth (15th) anniversary of the closing occurs, (ii) such time as Seller has breached any of the restrictive covenants under the Purchase Agreement or (iii) the permanent cessation of sales of the Product by Aptevo BioT as certified by the Chief Financial Officer of Aptevo BioT. The Deferred Payments will be subject to reduction during the first three (3) years after closing, on a country-by-country basis, upon launch of a biosimilar product during such period that leads to a specified sustained decrease in the sales price of the Product for at least three (3) consecutive calendar quarters in such country, with the Deferred Payment thereafter increasing to the original mid-single digit percentage of net sales of Product.

In addition, ATI may receive as additional consideration for the Sale: (i) within forty-five (45) days after the date Aptevo BioT receives a Notice of Compliance for the Product from Health Canada pursuant to section C.08.004(1)(a) of the Food and Drugs Act of Canada, a milestone payment of one million dollars ($1,000,000), (ii) within forty-five (45) days after the date Aptevo BioT receives the applicable regulatory approval in each of Germany, France, the United Kingdom, Spain and Italy, allowing Aptevo BioT to market the Product in that country, one million dollars ($1,000,000), for a maximum payment of five million dollars ($5,000,000), and (iii) within sixty (60) days after the end of the first fiscal year of Aptevo BioT following the closing in which worldwide net sales for that fiscal year meet or exceed an amount of one hundred and twenty million dollars ($120,000,000), a milestone payment of five million dollars ($5,000,000).

The Purchase Agreement includes customary representations and warranties, including representations and warranties with respect to due organization, organizational documents, capitalization, sufficiency of assets, financial statements, absence of changes, absence of undisclosed liabilities, tangible personal property, real property, intellectual property, contracts, permits, tax matters, employee and labor matters, benefit plans, regulatory matters, environmental matters, governmental authorizations and registrations, affiliate agreements, legal proceedings, authority, non-contravention, insurance, significant customers and distributions, significant suppliers, product liability, sole business, financial advisor and product complaints. The representations and warranties of the parties in the Purchase Agreement will survive the closing for a period of fifteen (15) months, except that certain fundamental representations and warranties will survive for sixty (60) days after the expiration of the applicable statute of limitations.

Medexus purchased a representations and warranties insurance policy (the “R&W Policy”) in connection with the Sale. Medexus will be able to make claims against the R&W Policy in the event that the representations and warranties of ATI contained in the Purchase Agreement are subsequently discovered to have been inaccurate as of the date of the Purchase Agreement, subject to a cap and certain customary terms, exclusions and deductibles. Medexus may seek indemnification from ATI with respect to certain liabilities, including with respect to breaches of representations and warranties to the extent the coverage limits of the R&W Policy have been exhausted, subject to caps and certain customary limitations.

The Purchase Agreement is filed as exhibit 2.1 to this Current Report on Form 8-K and the foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

In connection with the completion of the Sale, ATI is filing herewith certain unaudited pro forma condensed consolidated financial statements, which are attached hereto as Exhibit 99.1 and are incorporated by reference herein.

Item 8.01	Other Events.

On February 28, 2020, in connection with the Sale, ATI used a portion of the proceeds from the Sale to pay off all of ATI’s indebtedness and other obligations, including principal, accrued and unpaid interest, fees, costs and expenses, under the Amended and Restated Credit and Security Agreement dated as of August 6, 2018 (as the same has been amended, extended, supplemented or otherwise modified) by and among ATI, the various financial institutions party thereto as “Lenders” and MidCap Financial Trust, in its individual capacity as a Lender and its capacity as agent for such Lenders.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Statements

The pro forma financial information required to be filed under this Item 9.01(b) is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Description
2.1†	LLC Purchase Agreement by and among Aptevo Therapeutics Inc. and Medexus Pharma, Inc. dated February 28, 2020

99.1	Pro forma condensed consolidated financial information

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aptevo will furnish copies of any such schedules to the Securities and Exchange Commission upon request. In addition, portions of this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: March 2, 2020	By:	/s/ Jeffrey Lamothe
Jeffrey Lamothe
Senior Vice President and Chief Financial Officer